The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by American Depositary Receipts, each
representing one Ordinary Share of Kumba
Resources Limited

(F6 File No. 333-14076)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change of Kumba Resources Limited to Exxaro
Resources Limited, effective December 4, 2006.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the name revised to read Exxaro
Resources Limited. The Prospectus has been revised to reflect the new name by addition of the following notation:

Effective December 4, 2006 the Companys name changed to Exxaro Resources Limited

Please contact me with any questions or
comments at 212 815-4244.